EXHIBIT 16.1

November 14, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sir or Madam:

We have read the statements of Independent Film Development Corp. (the “Company”) pertaining to our firm included under Item 4.01 of Form 8-K/A dated July 27, 2011 to be filed on or around November 14, 2011 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

Gruber & Company, LLC

Gruber & Company, LLC